SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): July 12, 2004
                                                           -------------




                            IMPERIAL PETROLEUM, INC.

             (Exact name of registrant as specified in its charter)




         NEVADA                 0-9923                         95-3386019
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(State or other          (Commission File No.)        (I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation)




329 MAIN STREET, SUITE 801, EVANSVILLE, IN                          47708
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:    (812) - 867-1433
                                                        ---------------




This Form 8-K and other reports filed by the Registrant from time-to-time with the securities and Exchange Commission (collectively the "Filings") contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in these Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.






      ITEM 5. Changes in Control:

          On July 12, 2004 Imperial Petroleum, Inc. signed a non-binding letter of intent with United Heritage Corporation in which United Heritage Corporation will acquire the issued and outstanding capital stock of Imperial Petroleum, Inc. on the basis of one share of United Heritage Corporation for each three shares of Imperial Petroleum, Inc. The merger of the two companies is subject to approval by the Board of Directors and the stockholders of each of the parties as well as regulatory, tax, accounting and normal due diligence issues.

          In  connection  with  the  transaction,  Jeffrey  T.  Wilson  (or  his designees) will purchase 13,188,834 shares of United Heritage Corporation common stock for a purchase price of $0.75 per share. A total of 7,855,500 of these shares will be purchased from Walter G. Mize, President of United Heritage Corporation and from Christian Heritage Foundation.

          As a result of the merger, United Heritage Corporation may sell or spin-off its National Sales Corporation.

          Attached as Exhibit 99 is a press release announcing the transaction.



      ITEM 7.   Financial Statements and Exhibits:


                Exhibits

        99. Press Release






                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Imperial Petroleum, Inc.



By: ___________________

Jeffrey T. Wilson
President


Dated:  July 22, 2004




For Immediate Release


                    IMPERIAL SIGNS LETTER OF INTENT TO MERGE
                        WITH UNITED HERITAGE CORPORATION



EVANSVILLE, IN..... July 14, 2004 -- Imperial Petroleum, Inc. ("Imperial" or the
"Company")(OTCBB Symbol ... IPTM) announced it has signed a letter of intent to merge with United Heritage Corporation (NASDAQ Symbol ... UHCP). Under the terms of the merger, United Heritage will issue 1 share of its common stock for each 3 shares of Imperial common stock. As a result of the combination, Mr. Jeffrey T. Wilson will become the new President and CEO of United Heritage and Mr. Walter
G. Mize will remain as the Chairman. The closing is subject to, among other things, the execution of a definitive merger agreement and shareholder approval.

Jeffrey T. Wilson, President of Imperial, said this of the combination, "I believe the merger of our two companies will provide the shareholders of each company with tremendous benefits and I am excited to be a part of the combined company. For Imperial shareholders, we merge into a NASDAQ listed company with substantial oil and gas reserves (UHCP has stated reserves of 27.6 million barrels of oil and 1.5 billion cubic feet of natural gas), with management already in place, a strong balance sheet ($31.6 million in assets and $25.0 million in stockholder's equity) and on terms that we believe are balanced. For United Heritage, Imperial adds positive revenues (estimated at $3.6 million annually) and positive cash flow, substantial oil and gas reserves (9.5 million barrels of oil equivalent) in other areas of the United States, financing to place the UHCP oil and gas projects into production (financing commitment of $18 million of which $13 million is drawn) and we bring an engineering management focus to the development of these projects. The combination of the two companies solves a fundamental need of Imperial to add staff as it continues to grow and provides the combined entity with a firm platform upon which to build a substantial oil and gas company, well beyond its current size."

Imperial, through its subsidiaries and affiliates, is active in crude oil and natural gas production and gold mining. Imperial is headquartered in Evansville, IN.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements are reasonable, there can be no assurance that such expectations will prove to be correct.


For further information contact: Jeffrey T. Wilson, President (812-867-1433) or (email at jtwilsonx1@aol.com).